EXHIBIT 99.1

MADONA, Latvia, April 13, 2017 (GLOBE NEWSWIRE) -- Quest Management Inc. (OTC-PINK:QSMG) announces that as part of its pending acquisition by TN3 LLC and new business initiatives, L. Michael Yukich will be joining the management team as the Chief Financial Officer for consolidated holding company operations.

Mr. Yukich has over thirty years of financial management experience in privately held companies, private companies which he has assisted in taking public, a public division that has gone private, and public companies including serving as the CFO of an international $1.5 billion division of a Fortune 500 company. Mr. Yukich has had financial accountability for international operations in Europe, South America and the Asia Pacific Rim, in addition to domestically located organizations ranging in size from $25 million to $1.5 billion in revenues. He has been CFO for companies in both highly specialized areas, as well as a diversified holding company with over $150 million in revenue.

In the 1990s Mr. Yukich served as Chief Financial Officer and Controller for Eaton’s Truck Component Operations, which was a $1.5 billion enterprise with 8500 employees in North and South America. Mr. Yukich was responsible for all the financial and information technology functions. He led the due diligence and integration team for the acquisition of a $200 million Brazilian transmission supplier that was totally integrated within one year of acquisition.

After Eaton, Mr. Yukich served as Senior Vice President and Chief Financial Officer for Guide Corporation, a $600 million Tier one automotive supplier for external lighting systems. At Guide, Mr. Yukich was a key management team member, that took a former General Motors division and created a stand- alone company. He oversaw a $20 million investment for IT conversion and improved quality programs. In cooperation with the equity owners, Mr. Yukich secured another $22 million for a new manufacturing facility in Mexico and an engineering and technical center for R & D, as well as ongoing engineering and other corporate functions.

1

Mr. Yukich holds a BA degree in business administration from the University of Mount Union and an MBA from Central Michigan University. He has been an active member and past officer and director of the Financial Executives Institute for the past twenty-two years. His community involvement includes serving as President of the Beta Iota House Corporation of Sigma Nu National fraternity, an affiliate of the University of Mount Union. Mr. Yukich also served in the United States Navy on two warships (USS Shadwell LSD-15 and USS Inchon LPH-12).

Mr. Yukich is uniquely qualified to guide Quest in its business objectives, and states, "My goal is to ensure Mr. Martin and his team are successful in their efforts to grow and manage Quest, and it is my objective to add as much value as possible to the team, to manage the processes that are necessary to growing and uplisting the company to AMEX, NASDAQ, or NYSE - and doing our best to create stable and sustainable value for the shareholders. I couldn’t be more excited."

http://www.questmgmtinc.com

Safe Harbor Statement: This news release contains "forward-looking statements", which are statements that are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

For Further Information Contact:

Dmitrij Ozolins

President/CEO

Tel: (702) 907-8836

Email: dmitrij@questmgmtinc.com

2